EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Carlotta Chan, Senior Director – Investor Relations	Phone: 973-430-6565
• Brian Reighn, Manager – Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2019 FIRST QUARTER RESULTS

$1.38 PER SHARE OF NET INCOME

Non-GAAP Operating Earnings of $1.08 Per Share

Re-Affirms Non-GAAP Operating Earnings Guidance $3.15 - $3.35 Per Share

(May 2, 2019 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported today Net Income for the first quarter of 2019 of $700 million, or $1.38 per share as compared to Net Income of $558 million, or $1.10 per share, in the first quarter of 2018. Non-GAAP Operating Earnings for the first quarter of 2019 were $547 million, or $1.08 per share, compared to non-GAAP Operating Earnings for the first quarter of 2018 of $492 million, or $0.97 per share. Non-GAAP results for the first quarter exclude items such as the recognition of net unrealized gains on Nuclear Decommissioning Trust (NDT) equity securities, and Mark to Market (MTM) gains.

Ralph Izzo, chairman, president and chief executive officer commented that “we delivered a solid quarter to begin the year, reflecting the benefits of our continued investments to enhance New Jersey energy infrastructure and a full quarter inclusive of PSE&G’s 2018 distribution rate case settlement. This year, earnings from PSE&G are expected to contribute approximately 75% of total forecast operating earnings, as we continue to execute on our $12-$17 billion capital investment programs. The addition of the Keys and Sewaren generating stations has added to Power’s increasingly efficient and clean fleet, which continues to reliably supply the market with flexible, dispatchable generation.”

The table below provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the first quarter. See Attachment 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

First Quarter Comparative Results

2019 and 2018

	Income		Diluted Earnings
	($ millions)		Per Share
	2019	2018	2019	2018
Net Income	$700	$558	$1.38	$1.10
Reconciling Items	(153)	(66)	(0.30)	(0.13)

Non-GAAP Operating Earnings	$547	$492	$1.08	$0.97

		Avg. Shares	507M	507M

Ralph Izzo added, “We continue to align our business objectives with New Jersey’s energy and environmental policy goals. Our current capital spending plans and proposed investments in Clean Energy and Energy Strong II are perfect examples of that alignment. Also key is the need to keep the customer bill as low as possible. On that front, PSE&G will return $380 million of additional tax reform savings in 2019 primarily related to excess accumulated deferred income taxes in transmission and distribution rates. These tax flow backs will further moderate customer bills, as the utility continues to improve the reliability and resiliency of its T&D system, modernize aging energy infrastructure, and advance the state’s clean energy goals in a low interest rate environment.”

“On April 18, the New Jersey Board of Public Utilities (BPU) voted to award Zero Emission Certificates, or ZECs, to PSEG’s three New Jersey nuclear power plants: Hope Creek and Salem 1 and Salem 2. The BPU decision will preserve over 90% of New Jersey’s carbon free source of power, save New Jersey electricity customers hundreds of millions of dollars in what would have been higher energy costs, save thousands of jobs, and prevent a significant increase in environmentally damaging air emissions.”

“As we outlined earlier this year, PSEG expects to grow non-GAAP Operating Earnings by over 4% at the mid-point of our guidance of $3.15 - $3.35 per share. Notably, PSE&G will represent over 90% of our planned capital investment program over the 2019-2023 timeframe. This is projected to produce 7% to 9% compound annual growth in rate base over this period, from a starting point of $19 billion at year-end 2018.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings by subsidiary for 2019:

2019 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

2019E
PSE&G	$1,200 - $1,230
PSEG Power	$395 - $460
PSEG Enterprise/Other	$5 - $10
Non-GAAP Operating Earnings	$1,600 - $1,700
Non-GAAP Operating EPS	$3.15 - $3.35

E = Estimate

Results and Outlook by Operating Subsidiary

See Attachment 4 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $403 million ($0.79 per share) for the first quarter of 2019 compared with Net Income of $319 million ($0.63 per share) for the first quarter of 2018.

PSE&G’s results were driven by a full quarter of new transmission and distribution rates in effect, a reduction in operating and maintenance (O&M) expense, and a reduction in the utility’s effective tax rate to reflect the flow back of tax reform benefits to customers. PSE&G’s continued growth in Transmission investment added $0.03 per share to quarter over quarter Net Income comparisons. PSE&G implemented a $100 million annual increase in transmission revenue under the company’s Federal Energy Regulatory Commission (FERC)-approved formula rate effective January 1, 2019. Transmission revenues are adjusted each year to reflect an update of the company’s investment program for the coming year.

Gas margin, which includes a full quarter of rates implemented from the 2018 distribution rate case settlement as well as the recovery of investments made under the Gas System Modernization Program (GSMP), improved quarter-over-quarter Net Income comparisons by $0.08. Electric margin was $0.01 per share higher than the 2018 first quarter, also the result of implementing new distribution base rates. Lower distribution O&M expense added $0.01 per share from the absence of four Nor’easters experienced in 2018’s first quarter. In addition, higher depreciation and interest expense, reflecting the utility’s expanded asset base, each reduced Net Income by $0.01 per share versus the first quarter of 2018. Non-operating pension and OPEB added $0.01 per share versus Q1 2018. A lower effective tax rate offset by other items had a positive $0.04 per share Net Income impact compared with Q1 2018. The flow back of excess deferred taxes to customers, which reduces revenue as well as tax expense, will lower PSE&G’s effective tax rate and lower customer bills.

Winter 2019 weather was 3% colder than winter 2018 and 2% colder than normal, but due to the gas weather-normalization clause, weather did not impact results compared with the first quarter of 2018. For the trailing 12-months ended March 31, weather-normalized electric sales were flat and weather-normalized firm gas sales were 3% higher, led by increased Commercial and Residential usage. Growth in the number of Residential customers continues to trend higher at approximately 1% per year.

PSE&G’s capital program remains on schedule. PSE&G is expected to invest $2.7 billion in electric and gas infrastructure upgrades to its transmission and distribution facilities during 2019 to maintain reliability and increase resiliency. PSE&G continues to pursue its Energy Strong II (ES II) investment program before the BPU. Modeled after the BPU’s Infrastructure Investment Program (IIP) initiative, the ES II infrastructure plan outlines $2.5 billion of capital spend over the coming five years. The Energy Efficiency component of PSE&G’s Clean Energy Future filing is also pending before the BPU. This filing is designed to achieve the electricity and gas energy savings goals outlined in 2018’s Clean Energy Act, which requires the state’s utilities to implement energy efficiency programs to achieve annual savings of 2% and 0.75% for electric and gas usage, respectively.

PSE&G’s forecast of Net Income for 2019 is unchanged at $1,200 million - $1,230 million.

PSEG Power

PSEG Power reported Net Income of $296 million ($0.59 per share) for the first quarter of 2019 compared with Net Income of $234 million ($0.46 per share) for the first quarter of 2018. PSEG Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for the first quarter of 2019 were $143 million ($0.29 per share) and $304 million, respectively, compared to non-GAAP Operating Earnings of $168 million ($0.33 per share) and non-GAAP Adjusted EBITDA of $313 million, respectively, for the first quarter of 2018.

PSEG Power’s Net Income comparison for the first quarter reflects an increase in capacity revenue of $0.05 per share compared with Q1 2018. Re-contracting reduced results by $0.08 per share, reflecting an approximate $3 per MWh decline in the average hedge price compared with the year-ago quarter. Volume increases versus the year ago quarter added $0.01 per share. Gas operations were lower by $0.01 per share versus the year-ago quarter. The absence of early Spring outages incurred in Q1 2018 produced a favorable O&M comparison of $0.01 per share in Q1 2019. Higher depreciation and higher interest expense lowered Net Income comparisons by $0.04 per share versus the year-ago quarter. Taxes and other were a $0.02 per share benefit over Q1 2018.

Total generation output increased by 1.4 TWh to total 14.1 TWh driven by the addition of new combined cycle gas generation (CCGT) capacity compared with Q1 2018. Power’s CCGT fleet produced 4.4 TWh of output, up 63% primarily from the addition of Keys and Sewaren. Lower spark spreads pressured realized margins as infrastructure build-out in the Marcellus shale gas region continues to erode Power’s gas cost advantage. Coal generated 1.4 TWh, down slightly as a result of lower market demand in Connecticut. Power’s nuclear fleet operated at an average capacity factor of 98% for the quarter, producing 8.2 TWh representing 58% of total generation.

Power continues to forecast output for 2019 of 60 - 62 TWh. For the remainder of 2019 Power has hedged approximately 80% - 85% of production at an average price of $37 per MWh. For 2020, Power has hedged 50% - 55% of forecast production of 60 – 62 TWh at an average price of $38 per MWh. Power is also forecasting output for 2021 of 60 – 62 TWh. Approximately 25% - 30% of Power’s output in 2021 is hedged at an average price of $39 per MWh. The forecast for 2019 – 2021 includes generation associated with the full-year production contribution of 1,300 MWs of gas-fired combined cycle capacity at the Keys Energy Center in Maryland and Sewaren in New Jersey; the mid-2019 commercial operation of the 485 MW gas-fired combined cycle generating unit in Bridgeport Harbor, Connecticut; and the mid-2021 retirement of the 383 MW Bridgeport Harbor coal-fired generating station.

The forecast of Power’s non-GAAP Operating Earnings for 2019 and non-GAAP Adjusted EBITDA remain unchanged at $395 million - $460 million and $1,030 million - $1,130 million, respectively.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $1 million ($0.00 per share) for the first quarter of 2019 compared to Net Income of $5 million ($0.01 per share) for the first quarter of 2018. Net Income for the first quarter of 2019 reflects ongoing contributions from PSEG Long Island partially offset by higher interest expense at the Parent.

For 2019, the forecast of PSEG Enterprise/Other Net Income remains unchanged at $5 million to $10 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 11 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the retirement of the Hudson and Mercer coal stations on Power.

Management believes the presentation of non-GAAP Adjusted EBITDA for Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations, and PSE&G’s ability to recover costs and earn returns on authorized investments;

•	the impact of any future rate proceedings;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•

the impact on our New Jersey nuclear plants if such plants are not selected to participate in future Zero Emission Certificate (ZEC) programs or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2019

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,980	$(468)	$2,032	$1,416

OPERATING EXPENSES
Energy Costs	1,124	(609)	947	786
Operation and Maintenance	756	113	408	235
Depreciation and Amortization	314	8	212	94

Total Operating Expenses	2,194	(488)	1,567	1,115

OPERATING INCOME	786	20	465	301

Income from Equity Method Investments	2	—	—	2
Net Gains (Losses) on Trust Investments	128	1	1	126
Other Income (Deductions)	33	1	19	13
Non-Operating Pension and OPEB Credits (Costs)	33	—	30	3
Interest Expense	(133)	(21)	(87)	(25)

INCOME BEFORE INCOME TAXES	849	1	428	420
Income Tax Expense	(149)	—	(25)	(124)

NET INCOME	$700	$1	$403	$296

Reconciling Items Excluded from Net Income(b)	(153)	—	—	(153)

OPERATING EARNINGS (non-GAAP)	$547	$1	$403	$143

Earnings Per Share

NET INCOME	$1.38	$—	$0.79	$0.59

Reconciling Items Excluded from Net Income(b)	(0.30)	—	—	(0.30)

OPERATING EARNINGS (non-GAAP)	$1.08	$—	$0.79	$0.29

	Three Months Ended March 31, 2018

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,818	$(430)	$1,845	$1,403

OPERATING EXPENSES
Energy Costs	952	(576)	782	746
Operation and Maintenance	754	117	391	246
Depreciation and Amortization	280	8	190	82

Total Operating Expenses	1,986	(451)	1,363	1,074

OPERATING INCOME	832	21	482	329

Income from Equity Method Investments	2	—	—	2
Net Gains (Losses) on Trust Investments	(22)	—	—	(22)
Other Income (Deductions)	32	1	20	11
Non-Operating Pension and OPEB Credits (Costs)	19	—	15	4
Interest Expense	(103)	(15)	(81)	(7)

INCOME BEFORE INCOME TAXES	760	7	436	317
Income Tax Expense	(202)	(2)	(117)	(83)

NET INCOME	$558	$5	$319	$234

Reconciling Items Excluded from Net Income (b)	(66)	—	—	(66)

OPERATING EARNINGS (non-GAAP)	$492	$5	$319	$168

Earnings Per Share

NET INCOME	$1.10	$0.01	$0.63	$0.46

Reconciling Items Excluded from Net Income (b)	(0.13)	—	—	(0.13)

OPERATING EARNINGS (non-GAAP)	$0.97	$0.01	$0.63	$0.33

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	March 31,	December 31,
	2019	2018
DEBT
Commercial Paper and Loans	$1,151	$1,016
Long-Term Debt*	14,116	14,462

Total Debt	15,267	15,478

STOCKHOLDERS’ EQUITY
Common Stock	4,969	4,980
Treasury Stock	(839)	(808)
Retained Earnings	11,125	10,582
Accumulated Other Comprehensive Loss	(441)	(377)

Total Stockholders’ Equity	14,814	14,377

Total Capitalization	$30,081	$29,855

*	Includes current portion of Long-Term Debt

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$700	$558
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	518	582

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,218	1,140

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(816)	(1,073)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(505)	(248)

Net Change in Cash, Cash Equivalents and Restricted Cash	(103)	(181)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	199	315

Cash, Cash Equivalents and Restricted Cash at End of Period	$96	$134

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

March 31, 2019 vs. March 31, 2018

(Unaudited)

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

March 31, 2019

Electric Sales

	Three Months	Change vs.
Sales (millions kWh)	Ended	2018
Residential	3,092	0%
Commercial & Industrial	6,719	0%
Other	97	-4%

Total	9,908	0%

Gas Sold and Transported

	Three Months	Change vs.
Sales (millions therms)*	Ended	2018
Firm Sales
Residential Sales	754	3%
Commercial & Industrial	505	5%

Total Firm Sales	1,259	4%

Non-Firm Sales
Commercial & Industrial	341	58%

Total Non-Firm Sales	341

Total Sales	1,600	12%

Weather Data
Degree Days - Actual	2,558	3.0%
Degree Days - Normal	2,511

*	CSG rate included in non-firm sales

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown

	Three Months Ended
	March 31,
	2019	2018
Nuclear - NJ	5,309	5,524
Nuclear - PA	2,907	2,864

Total Nuclear	8,216	8,388

Fossil - Coal	1,431	1,538

Fossil - Natural Gas & Oil - NJ	2,496	1,708
Fossil - Natural Gas & Oil - NY	909	1,079
Fossil - Natural Gas & Oil - MD	1,048	—
Fossil - Natural Gas & Oil - CT	(6)	16

Total Natural Gas & Oil(2)	4,447	2,803

	14,094	12,729

	% Generation by Fuel Type

	Three Months Ended
	March 31,
	2019	2018
Nuclear - NJ	38%	43%
Nuclear - PA	20%	23%

Total Nuclear	58%	66%

Fossil - Coal	10%	12%

Fossil - Natural Gas & Oil - NJ	18%	13%
Fossil - Natural Gas & Oil - NY	7%	9%
Fossil - Natural Gas & Oil - MD	7%	0%
Fossil - Natural Gas & Oil - CT	0%	0%

Total Natural Gas & Oil(2)	32%	22%

	100%	100%

(1)	Excludes Solar, Kalaeloa and pumped storage.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Weighted Average Common Shares Outstanding (millions)
Basic	504	504
Diluted	507	507
Stock Price at End of Period	$59.41	$50.24
Dividends Paid per Share of Common Stock	$0.47	$0.45
Dividend Yield	3.2%	3.6%
Book Value per Common Share	$29.41	$28.00
Market Price as a Percent of Book Value	202%	179%

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended
Reconciling Items	March 31,
	2019	2018
	($ millions, Unaudited)
Net Income	$700	$558
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(127)	24
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	(106)	(118)
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	—	4
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	80	24

Operating Earnings (non-GAAP)	$547	$492

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$1.38	$1.10
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.25)	0.04
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	(0.21)	(0.23)
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	—	0.01
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.16	0.05

Operating Earnings (non-GAAP)	$1.08	$0.97

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

	Three Months Ended
Reconciling Items	March 31,
	2019	2018
	($ millions, Unaudited)
Net Income	$296	$234
(Gain) Loss on NDT Fund Related Activity, pre-tax	(127)	24
(Gain) Loss on MTM, pre-tax (a)	(106)	(118)
Hudson/Mercer Early Retirement, pre-tax	—	4
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	80	24

Operating Earnings (non-GAAP)	$143	$168
Depreciation and Amortization, pre-tax (c)	93	80
Interest Expense, pre-tax (c) (d)	24	6
Income Taxes (c)	44	59

Adjusted EBITDA (non-GAAP)	$304	$313

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.